October 23, 1996

Via Facsimile (847) 317-4662            Via Facsimile (312) 992-1061
Balcor Pension Investors-IV             Katten Muchin & Zavis
c/o The Balcor Company                  525 West Monroe Street
2355 Waukegan Road                      Suite 1600
Suite A-200                             Chicago, Illinois  60661-3693
Bannockburn, Illinois  60015            Attention:  Daniel J. Perlman

Via Facsimile (847) 317-4462
The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road
Suite A-200
Bannockburn, Illinois  60015
Attention:  Alan Lieberman

     Re: Agreement of Sale dated August 29, 1996, by and between Alliance Holdings, L.L.C. and Balcor Pension Investors-IV for Del
          Lago Apartments, Tampa, Florida ("Agreement")

     Notice is hereby tendered that Purchaser has elected to extend the Closing Date under the above-referenced Agreement to December 30, 1996, in accordance with the terms of Section 8 of the Agreement (as modified by that certain Second Modification Agreement dated October 2, 1996).

     The Seventy Five Thousand Dollar ($75,000.00) payment required by the Modification Agreement will be wired to the Escrow Agent on or before October 25, 1996.

                              Alliance Holdings, L.L.C.

                              By:   /s/ David O'Keefe
                                   -----------------------------------
                              Its:      Attorney in Fact
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